Exhibit 99.1

Contact:	Joe Schierhorn, President, CEO, and COO
(907) 261-3308
Jed Ballard, Chief Financial Officer
(907) 261-3539

NEWS RELEASE

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share

ANCHORAGE, Alaska - April 30, 2018 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim” or the "Company") today reported profits grew 6% to $4.1 million, or $0.58 per diluted share, in the first quarter of 2018 compared to $3.8 million, or $0.55 per diluted share, in the first quarter of 2017. The increase in profits was supported by an increase in the net interest margin ("NIM"), which was boosted by the repricing of short-term investments at higher interest rates during the quarter, plus a significant benefit from lower tax rates effective for 2018.

“Our first quarter financial results reflect the stability and strength of our Alaska banking franchise, the benefits of rising interest rates on our investment portfolio, and the lower corporate tax rates enacted last year,” said Joe Schierhorn, President and CEO.

In the first quarter of 2018, $56.0 million of investments matured or repriced at current market rates. An additional $141.1 million will mature or reprice this year, which is 47% of the $303.1 million investment portfolio at quarter end. Of those securities that repriced in the first quarter of 2018, the average yield increased to 2.87% from 2.07%. As of March 31, 2018, the average yield of the investments that will mature and be repriced in the remainder of the year is 1.68%. Rates for new investment opportunities continue to rise and are expected to have a positive impact on the Bank’s short duration portfolio, going forward.

“As Alaska’s oil-price-driven recession begins to subside, the Northrim team continues to demonstrate the resilience of our banking model with solid profitability and moderate balance sheet growth,” Schierhorn continued. “We are pleased with our ability to expand the loan portfolio, despite normal maturities in the portfolio, as well as the lingering recession, and the seasonality of the Alaska economy. Growth of loans and deposits will continue to be a challenge, which we believe we can overcome with the planned investments in technology, recruiting and retaining business talent, and working to gain market share.”

First Quarter 2018 Highlights:

•
Total revenue, which includes net interest income plus other operating income, was $21.7 million in the first quarter of 2018, compared to $22.6 million in the fourth quarter of 2017, and $22.7 million in the first quarter a year ago.

•	Community Banking contributed 76% to total revenues and 86% to net income in the first quarter of 2018.

•	Home Mortgage Lending contributed 24% to total revenues and 14% to net income in the first quarter of 2018.

•
Net interest income in the first quarter of 2018 increased 3% to $14.3 million from $13.8 million in the first quarter a year ago, mainly due to the higher yield on the investment portfolio, and was down 3% from $14.7 million in the preceding quarter due to a change in the mix of assets and a decline in average interest-earning assets.

•
Operating net income* increased 28% to $4.1 million from $3.2 million in the preceding quarter and grew 1% from $4.0 million in the year ago quarter. Operating net income excludes one-time or non-operating items as detailed below.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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•	NIM tax equivalent* ("NIMTE") expanded to 4.33%, a 2 basis point improvement, compared to the preceding quarter and an 11 basis point improvement compared to the first quarter a year ago.

•
Total portfolio loans grew 1% in both the quarter and year-over-year to $967.6 million with growth in commercial loans, which account for 33% of the portfolio. Non-owner occupied commercial real estate loans, which account for 41% of the portfolio, also increased from the prior quarter.

•	Total deposits held steady during the quarter and increased 1% year-over-year with demand deposits growing to 34% of the portfolio and time deposits declining to 8% of total deposits.

•
Northrim paid a quarterly cash dividend of $0.24 per share in March 2018, up from the $0.21 per share dividend paid in March 2017. The dividend provides an annual yield of approximately 2.73% at current market share prices.

•
Book value per share increased 3% to $28.37 at the end of the first quarter of 2018 from $27.42 a year ago, while tangible book value per share* increased 4% to $26.01 at the end of the first quarter of 2018 from $25.06 a year ago.

•
At quarter end total non-performing assets, net of government guarantees, decreased to $26.1 million, or 1.71% of assets compared to $28.7 million, or 1.89% of assets, at December 31, 2017, and increased from $18.4 million, or 1.22% of assets a year ago. Total adversely classified loans remained consistent at $34.9 million at quarter end, compared to $33.8 million at December 31, 2017 and $34.5 million a year ago.

•	Following net charge-offs of $1.0 million in the first quarter of 2018, the allowance for loan losses to portfolio loans grew to 2.11% at March 31, 2018, compared to 2.07% a year ago.

•
Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 14.88%, total shareholders' equity to total assets of 12.79%, and tangible common equity to tangible assets* of 11.85% at March 31, 2018.

Financial Highlights	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total assets	$1,524,741	$1,518,596	$1,522,784	$1,492,603	$1,506,356
Total portfolio loans	$967,575	$954,953	$988,490	$990,380	$959,946
Average portfolio loans	$955,718	$980,351	$1,003,751	$969,051	$970,493
Total deposits	$1,260,790	$1,258,283	$1,258,317	$1,234,310	$1,247,073
Average deposits	$1,233,745	$1,254,566	$1,262,808	$1,244,583	$1,230,947
Total shareholders' equity	$194,973	$192,802	$194,427	$191,777	$189,452
Net income attributable to Northrim BanCorp	$4,062	$214	$5,523	$3,589	$3,825
Operating net income*	$4,062	$3,181	$3,100	$3,962	$4,005
Diluted earnings per share	$0.58	$0.03	$0.79	$0.51	$0.55
Operating diluted earnings per share*	$0.58	$0.46	$0.45	$0.57	$0.57
Return on average assets	1.10%	0.06%	1.44%	0.96%	1.04%
Operating return on average assets*	1.10%	0.83%	0.81%	1.05%	1.09%
Return on average shareholders' equity	8.43%	0.43%	11.25%	7.43%	8.30%
Operating return on average shareholders' equity*	8.43%	6.40%	6.32%	8.21%	8.69%
Net interest margin ("NIM")	4.28%	4.25%	4.28%	4.20%	4.15%
Tax equivalent NIM*	4.33%	4.31%	4.34%	4.26%	4.22%
Efficiency ratio	77.22%	80.92%	61.40%	76.99%	72.96%
Operating efficiency ratio*	77.22%	78.74%	71.26%	74.36%	71.62%
Total shareholders' equity/total assets	12.79%	12.70%	12.77%	12.85%	12.58%
Tangible common equity/tangible assets*	11.85%	11.75%	11.83%	11.89%	11.62%
Book value per share	$28.37	$28.06	$28.37	$27.75	$27.42
Tangible book value per share*	$26.01	$25.70	$26.00	$25.40	$25.06
Dividends per share	$0.24	$0.22	$0.22	$0.21	$0.21

* References to operating net income, operating diluted earnings per share, operating return on average assets, operating return on average shareholders' equity, tax equivalent NIM, operating efficiency ratio, tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release, because it believes these measures are useful to investors. See the end of this release for reconciliations of these non-GAAP financial measures to GAAP financial measures.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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“Over the past few quarters, we have booked a number of unusual gains and charges, particularly the expense for the revaluation of our deferred tax assets (DTA) at the end of 2017,” said Jed Ballard, Chief Financial Officer. “The first quarter of 2018 was the first period in six quarters where there were no one-time or non-operating items on the income statement.” Those items that impacted prior quarterly comparisons are summarized in the following table for the periods presented.

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income attributable to Northrim BanCorp	$4,062	$214	$5,523	$3,589	$3,825
Impact of one-time and other non-operating items:
Gain on sale of Northrim Benefits Group	—	(2)	(4,443)	—	—
Core conversion costs	—	—	179	633	131
Writedown minority interest in equity method investment	—	686	—	—	—
Compensation expense, net RML acquisition payments	—	(193)	149	—	174
Provision for income taxes related to above one-time items	—	(202)	1,692	(260)	(125)
Provision for income taxes, change in DTA valuation	—	2,678	—	—	—
Operating net income*	$4,062	$3,181	$3,100	$3,962	$4,005
Average diluted shares	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share*	$0.58	$0.46	$0.45	$0.57	$0.57

Alaska Economic Update
(Note: sources for information included in this section are included on page 10.)

Alaska has generated three consecutive quarters of Gross State Product growth, due in large part to the recent increases in the price of oil. Employment remains challenging, as February 2018 marked the 29th consecutive month of job losses, with wages falling 3.6% in the third quarter of 2017 (the most recent data available). Despite falling wages and employment throughout most of the state, home values remain stable and foreclosure rates are among the lowest in the country.

“We are concerned that the State continues to lose jobs, but heartened by recent oil discoveries on the North Slope that could result in meaningful increases in oil production in the future,” Schierhorn noted.

Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com, or for more information on the Alaska economy, visit: www.northrim.com and click on the “Business Banking” link and then click “Learn.” Information from our website is not incorporated into, and does not form a part of this press release.

Review of Income Statement

Consolidated Income Statement

In the first quarter of 2018, Northrim generated a return on average assets ("ROAA") of 1.10% and a return on average equity ("ROAE") of 8.43%, compared to 1.04% and 8.30%, respectively in the first quarter of 2017. These results were above the average 0.85% ROAA and the 7.96% ROAE posted by the 148 banks that make up the SNL U.S. Bank Index with assets between $1 billion and $5 billion as of December 31, 2017. NIM and NIMTE* for the first quarter of 2018 were 4.28% and 4.33%, respectively, compared to 3.62% NIMTE* for the index peers1.

1As of December 31, 2017, the SNL US Bank Index tracked 148 banks with assets between $1 billion and $5 billion with averages for the following ratios: NIM (tax equivalent) 3.62%, loan loss reserves to gross loans of 0.93%, return on average assets (ROAA) 0.85%, and return on average equity (ROAE) 7.96%.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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Net Interest Income/Net Interest Margin

Net interest income grew 3% to $14.3 million in the first quarter of 2018 compared to $13.8 million in the first quarter of 2017 and was down 3% from $14.7 million in the fourth quarter of 2017.

NIMTE* was 4.33% in the first quarter of 2018 compared to 4.31% in the preceding quarter and 4.22% from the same quarter a year ago. Higher total interest income, coupled with lower total interest expense, contributed to the increases in net interest income and NIMTE* in the first quarter of 2018 compared to the first quarter of 2017. Net interest income declined and NIMTE* increased in the first quarter of 2018 compared to the fourth quarter of 2017 primarily due to lower average earning-asset balances and a less favorable mix. The cost of funds was stable in the first quarter of 2018 compared to the preceding quarter and declined compared to the same quarter last year.

•
In August 2017, Northrim redeemed $8.0 million in junior subordinated debt held at Northrim Capital Trust 1. This liability bore interest at a floating rate of 90-day LIBOR plus 3.15%, or 4.33% at the time it was redeemed, and had a final maturity of May 15, 2033. Interest expense on this debt in 2017 through the date of redemption on August 15, 2017 averaged $84,800 per quarter. This redemption decreased Tier 1 Capital to Risk Adjusted Assets and Total Capital to Risk Adjusted Assets by 62 basis points each.

•
An interest rate swap executed in September 2017 effectively converted the floating rate of interest on the remaining $10.0 million in outstanding junior subordinated debt from 90-day LIBOR plus 1.37%, or 3.4% as of March 31, 2018, to a fixed rate of 3.72% through the junior subordinated debt's final maturity date of March 15, 2036. In the first quarter of 2018, the hedge was effective in offsetting the unrealized losses on this debt.

“As expected, the repayment of one of our higher-cost floating rate liabilities, completed in August of 2017, helped reduce interest expense on borrowings by 4% in the quarter and 14% year over year, and provided further benefits to the net interest margin,” said Jed Ballard, Chief Financial Officer.
“As we anticipated at the beginning of the year, NIM has increased during the quarter, and we expect it will continue to increase throughout 2018. With the expectation of further interest rate increases, we anticipate benefiting from the repricing of our loan portfolio and also our short duration investment portfolio, where $141 million in securities will be either maturing or repricing during the remainder of 2018," Ballard continued.

The components of the change in NIMTE are detailed in the table below:

	1Q18 vs. 4Q17	1Q18 vs. 1Q17
Nonaccrual interest adjustments	0.01%	(0.01)%
Interest rates and loan fees	0.05%	0.14%
Volume and mix of interest-earning assets	(0.04)%	(0.02)%
Change in NIMTE*	0.02%	0.11%

Provision for Loan Losses

There was no provision for loan losses in the first quarter of 2018 primarily due to decreases in nonperforming loans. The decrease in the reserve on impaired loans is the result of charge-offs, net of newly impaired loans.

The allowance for loan losses was 110% of nonperforming loans, net of government guarantees, at March 31, 2018.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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Other Operating Income

In addition to home mortgage lending, Northrim has interests in other businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing and wealth management. Other operating income contributed $7.5 million, or 34% of total first quarter revenues. as compared to $8.0 million, or 35% of revenues in the fourth quarter of 2017, and $8.9 million, or 39% of revenues in the first quarter of 2017.

Total other operating income declined 6% to $7.5 million in the first quarter of 2018 and 16% year-over-year, reflecting the slowing mortgage market. Partially offsetting this decline was the improvement in purchased receivable income, which grew 11% to $840,000 from $758,000 in the preceding quarter and 22% from $689,000 in the first quarter a year ago.

In August 2017, Northrim sold its interest in Northrim Benefits Group ("NBG") recognizing a gain of $4.4 million, or $2.6 million net of tax. There was no income from NBG in either the first quarter of 2018 or the fourth quarter of 2017, compared to $936,000 in the first quarter a year ago.

Other Operating Expenses

Operating expenses were $16.8 million in the first quarter 2018, compared to $18.3 million in the fourth quarter of 2017 and $16.6 million in the first quarter of 2017. Higher data processing expenses during the first quarter of 2018, compared to prior quarters, was offset by lower salaries and benefits. Items impacting the comparative periods include a $686,000 write down of the carrying value of the Company's minority ownership interest in another mortgage origination business in the fourth quarter of 2017, a $563,000 write down on one land development project included in other real estate owned ("OREO") in the fourth quarter of 2017, and the changes in compensation expense related to the acquisition of RML that fluctuate with expected earnings from RML for all periods. In addition, $131,000 of one-time costs related to the core conversion were recorded in the first quarter of 2017.

“During the first quarter, we updated and enhanced our profit sharing program and increased the 401K matching benefit for all employees,” said Ballard. “These benefit programs improve our competitive position in the market for skilled banking professionals, and align our benefits to incentivize profitable growth, but will not materially increase overhead costs. We continue to work to be the employer of choice in our markets, and these benefit improvements are consistent with that goal.”

Community Banking

“We continue to invest in our Alaska franchise and are well positioned to capitalize on long-term opportunities in the market,” said Schierhorn. “We opened a loan production office in Soldotna on the Kenai Peninsula, expanding on the strong market presence established by our mortgage subsidiary. In addition, we have plans for additional branch enhancements in the future.”

Net interest income in the Community Banking segment increased 4% to $14.0 million in the first quarter of 2018 from $13.5 million in the first quarter of 2017.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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The following table provides highlights of the Community Banking segment of Northrim, and detail significant one-time and other non-operating items impacting the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income	$14,036	$14,381	$14,566	$13,952	$13,549
Provision for loan losses	—	—	2,500	300	400
Other operating income	2,518	2,685	7,635	3,412	3,455
Compensation expense, net RML acquisition payments	—	(193)	149	—	174
Other operating expense	12,394	13,113	12,252	13,284	11,622
Income before provision for income taxes	4,160	4,146	7,300	3,780	4,808
Provision for income taxes	659	4,754	2,452	871	1,422
Net income	3,501	(608)	4,848	2,909	3,386
Less: net income attributable to the noncontrolling interest	—	—	78	152	97
Net income attributable to Northrim BanCorp	$3,501	($608)	$4,770	$2,757	$3,289
Average diluted shares	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Diluted earnings per share	$0.50	($0.09)	$0.69	$0.39	$0.47

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income attributable to Northrim BanCorp	$3,501	($608)	$4,770	$2,757	$3,289
Impact of one-time and other non-operating items:
Gain on sale of Northrim Benefits Group	—	(2)	(4,443)	—	—
Core conversion costs	—	—	179	633	131
Compensation expense, net RML acquisition payments	—	(193)	149	—	174
Provision for income taxes related to above items	—	80	1,692	(260)	(125)
Provision for income taxes, change in DTA valuation	—	3,411	—	—	—
Operating net income*	$3,501	$2,688	$2,347	$3,130	$3,469
Average diluted shares	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share*	$0.50	$0.39	$0.34	$0.45	$0.50

Home Mortgage Lending

“The mortgage market continues to be a profitable segment in our business, although activity has slowed as the Alaska housing market normalizes. Loans funded in the first quarter of 2018 were down 18% in the quarter as compared to the prior quarter and 5% year-over year, reflecting the general slowing of the Alaska economy, rising interest rates and normal market cycles,” said Ballard. “As the recessionary pressures in the economy ease, we anticipate mortgage activity will gradually improve. In the meantime, the operating expenses are being actively and carefully controlled to improve efficiency and profitability in this part of our business.”

“Our mortgage servicing business, which was initiated in the fourth quarter of 2015 to service loans for the Alaska Housing Finance Corporation, continues to grow,” Ballard continued. “Northrim now services 1,761 loans in its $439.6 million home mortgage servicing portfolio, which is a 43% increase from the $307.5 million serviced a year ago.” Mortgage servicing contributed $1.2 million to first quarter of 2018 and $1.4 million to the first quarter of 2017 revenues. Total mortgage servicing income fluctuates based on the amount of mortgage servicing rights originated during the period, and also based on changes in the fair value of mortgage servicing rights, which are driven by interest rate volatility and fluctuations in estimated prepayment speeds, which are based on published industry metrics.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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Lastly, the $686,000 pre-tax write down of the carrying value of the Company's minority ownership interest in another mortgage origination business was recorded in the fourth quarter of 2017.

The following table provides highlights of the Home Mortgage Lending segment of Northrim:

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Mortgage commitments	$64,819	$43,602	$68,601	$80,068	$67,589
Mortgage loans funded for sale	$109,069	$132,606	$162,470	$143,944	$115,058
Mortgage loan refinances to total fundings	18%	17%	12%	12%	24%
Mortgage loans serviced for others	$439,561	$406,291	$362,983	$332,485	$307,502

Net realized gains on mortgage loans sold	$3,346	$4,084	$5,218	$4,990	$3,721
Change in fair value of mortgage loan commitments, net	316	(551)	(23)	299	128
Total production revenue	3,662	3,533	5,195	5,289	3,849
Mortgage servicing revenue	1,183	1,450	997	838	1,153
Change in fair value of mortgage servicing rights, net[2]	(26)	64	(296)	(48)	282
Total mortgage servicing revenue, net	1,157	1,514	701	790	1,435
Other mortgage banking revenue	125	220	323	272	166
Total mortgage banking income	$4,944	$5,267	$6,219	$6,351	$5,450

Net interest income	$227	$303	$352	$291	$284
Provision for loan losses	—	—	—	—	—
Other operating income	4,944	5,267	6,219	6,351	5,450
Other operating expense	4,401	5,417	5,290	5,226	4,819
Income before provision for income taxes	770	153	1,281	1,416	915
Provision for income taxes	209	(669)	528	584	379
Net income attributable to Northrim BanCorp	$561	$822	$753	$832	$536

Average diluted shares	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Diluted earnings per share	$0.08	$0.12	$0.11	$0.12	$0.08
2Principally reflects changes in discount rates and prepayment speed assumptions, which are primarily affected by changes in interest rates, net of collection/realization of expected cash flows over time.

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income attributable to Northrim BanCorp	$561	$822	$753	$832	$536
Impact of one-time and other non-operating items:
Writedown minority interest in equity method investment	—	686	—	—	—
Provision for income taxes related to above items	—	(282)	—	—	—
Provision for income taxes, change in DTA valuation	—	(733)	—	—	—
Operating net income*	$561	$493	$753	$832	$536
Average diluted shares	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share*	$0.08	$0.07	$0.11	$0.12	$0.08

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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Balance Sheet Review

Northrim’s total assets were $1.52 billion at March 31, 2018, virtually unchanged from both preceding and year ago quarters. Average interest earning assets were also relatively unchanged from a year ago and down 1% from the fourth quarter of 2017.

Average investment securities increased 9% in the first quarter of 2018 from the year ago quarter and decreased 3% from the fourth quarter of 2017. The investment portfolio generated an average net tax equivalent yield of 1.85% for the first quarter of 2018, up from 1.77% in the preceding quarter and 1.59% a year ago. The average estimated duration of the investment portfolio was 22 months, at March 31, 2018, which is expected to generate improvement in yields as securities reprice in this rising interest rate environment.

Loans held for sale decreased 6% to $41.2 million in the first quarter of 2018 compared to the preceding quarter and increased 46% from the same quarter a year ago, primarily reflecting the seasonality of the mortgage business and the volatility of demand for home loans in the Alaska marketplace.

Portfolio loans were up 1% to $967.6 million at the end of the first quarter of 2018 compared to both the preceding and year ago quarters. Average portfolio loans in the first quarter of 2018 were $955.7 million, down 2% from a year ago and 3% from the preceding quarter. Seasonality, the slowing Alaska economy, and some larger loan payoffs contributed to moderate declines in average balances in all loan categories for the quarter.

Alaskans account for substantially all of Northrim’s deposit base, which is primarily made up of low-cost transaction accounts. Balances in transaction accounts at March 31, 2018, represented 92% of total deposits. At March 31, 2018, total deposits were $1.26 billion, unchanged from the immediate prior quarter end and up from $1.25 billion a year ago. Average interest-bearing deposits were stable in the first quarter compared to the preceding quarter and up 2% from a year ago.

Shareholders’ equity increased 3% to $195.0 million, or $28.37 per share, at March 31, 2018, compared to $189.5 million, or $27.42 per share, a year ago. Tangible book value per share* was $26.01 at March 31, 2018, compared to $25.06 per share a year ago. Northrim continues to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards with Tier 1 Capital to Risk Adjusted Assets of 14.88% at March 31, 2018. “The repayment of the $8 million in junior subordinated debt in August 2017 brought our capital ratios down, which is expected to improve profitability without reducing liquidity significantly,” said Schierhorn.

Asset Quality

Nonperforming assets ("NPAs"), net of government guarantees, decreased to $26.1 million at March 31, 2018, compared to $28.7 million at the end of the preceding quarter reflecting $2.0 million in payments and $1.1 million in charge-offs. NPAs increased from $18.4 million at March 31, 2017, primarily due to the addition of one $7.1 million commercial loan to nonaccrual loans. Of the NPAs, $17.9 million or 68% are nonaccrual loans related to four commercial relationships. Two of these relationships, which total $9.1 million at the end of the first quarter, are businesses in the medical industry.

Adversely classified loans, net of government guarantees, were $34.9 million at the end of the first quarter of 2018 as compared to $33.8 million at the end of the fourth quarter of 2017 and $34.5 million one year ago. Charge-offs in the first quarter of 2018 were $1.1 million compared to minimal charge-offs in prior quarters. “The charge-offs in the first quarter related primarily to loans in the health care industry and not the oil sector,” said Ballard.

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
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The following table details loan charge-offs, by industry:

(Dollars in thousands)	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Charge-offs:
Transportation and warehousing	$—	$24	$339	$—	$250
Other services	—	5	48	—	—
Retail trade	—	—	—	202	12
News media	—	—	731	—	—
Health care and social assistance	965	—	—	—	—
Consumer	139	26	85	5	17
Total charge-offs	$1,104	$55	$1,203	$207	$279

Performing restructured loans that were not included in nonaccrual loans at the end of the first quarter of 2018 were $9.2 million, up from $7.7 million in the preceding quarter and $6.3 million a year ago. The increase in the first quarter of 2018 compared to the year ago quarter is primarily due to the addition of two commercial relationships. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans. The Company presents restructured loans that are performing separately from those that are classified as nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans.

Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss, net of government guarantees. As of March 31, 2018, $29.1 million, or 83% of adversely classified loans net of government guarantees are attributable to six relationships in the following sectors; three commercial businesses, two medical businesses, and one oilfield services commercial business.

Northrim estimates that $63.6 million, or approximately 7% of portfolio loans as of March 31, 2018, had direct exposure to the oil and gas industry in Alaska, and $4.1 million of these loans are adversely classified. Northrim has an additional $45.8 million in unfunded commitments to companies with direct exposure to the oil and gas industry in Alaska, and none of these unfunded commitments are considered to be adversely classified loans. “We continue to have no loans to oil producers or exploration companies,” added Ballard. “We define direct exposure to the oil and gas sector as loans to borrowers that provide oilfield services and other companies that we have identified as significantly reliant upon activity in Alaska related to the oil and gas industry, such as lodging, equipment rental, transportation and other logistics services specific to this industry.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Pacific Wealth Advisors, LLC is an affiliated company of Northrim BanCorp.

www.northrim.com

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
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Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21E of the Securities Exchange Act of 1934. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and from time to time are disclosed in our other filings with the Securities and Exchange Commission.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

References:

http://labor.alaska.gov/trends/apr18.pdf#cover

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
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Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	March 31,	December 31,	Three Month	March 31,	Year-Over-Year
	2018	2017	% Change	2017	% Change
Interest Income:
Interest and fees on loans	$13,263	$13,861	-4%	$13,238	—%
Interest on portfolio investments	1,348	1,168	15%	1,179	14%
Interest on deposits in banks	184	203	-9%	48	283%
Total interest income	14,795	15,232	-3%	14,465	2%
Interest Expense:
Interest expense on deposits	372	382	-3%	445	-16%
Interest expense on borrowings	160	166	-4%	187	-14%
Total interest expense	532	548	-3%	632	-16%
Net interest income	14,263	14,684	-3%	13,833	3%

Provision for loan losses	—	—	—%	400	-100%
Net interest income after provision for loan losses	14,263	14,684	-3%	13,433	6%

Other Operating Income:
Mortgage banking income	4,944	5,267	-6%	5,450	-9%
Purchased receivable income	840	758	11%	689	22%
Bankcard fees	625	694	-10%	581	8%
Service charges on deposit accounts	354	360	-2%	439	-19%
Gain on sale of securities	—	—	NM	14	-100%
Gain on sale of Northrim Benefits Group	—	2	NM	—	0%
Employee benefit plan income	—	—	—%	936	-100%
Other income	699	871	-20%	796	-12%
Total other operating income	7,462	7,952	-6%	8,905	-16%

Other Operating Expense:
Salaries and other personnel expense	10,585	10,971	-4%	10,842	-2%
Occupancy expense	1,700	1,761	-3%	1,621	5%
Data processing expense	1,548	1,340	16%	1,247	24%
Marketing expense	632	833	-24%	510	24%
Professional and outside services	499	457	9%	622	-20%
Insurance expense	296	239	24%	253	17%
OREO expense, net rental income and gains on sale	103	621	-83%	177	-42%
Intangible asset amortization expense	18	21	-14%	26	-31%
Compensation expense, net RML acquisition payments	—	(193)	NM	174	-100%
Other operating expense	1,414	2,287	-38%	1,143	24%
Total other operating expense	16,795	18,337	-8%	16,615	1%

Income before provision for income taxes	4,930	4,299	15%	5,723	-14%
Provision for income taxes	868	4,085	-79%	1,801	-52%
Net income	4,062	214	1,798%	3,922	4%
Less: Net income attributable to the noncontrolling interest	—	—	—%	97	-100%
Net income attributable to Northrim BanCorp	$4,062	$214	1,798%	$3,825	6%

Basic EPS	$0.59	$0.03	1,867%	$0.55	7%
Diluted EPS	$0.58	$0.03	1,833%	$0.55	5%
Average basic shares	6,871,963	6,865,753	0%	6,909,780	-1%
Average diluted shares	6,968,082	6,963,125	0%	6,993,726	0%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
12 of 22

Balance Sheet
(Dollars in thousands)
(Unaudited)	March 31,	December 31,	Three Month	March 31,	One Year
	2018	2017	% Change	2017	% Change

Assets:
Cash and due from banks	$15,170	$25,016	-39%	$36,729	-59%
Interest bearing deposits in other banks	68,792	52,825	30%	44,203	56%
Investment securities available for sale	297,573	312,750	-5%	319,459	-7%
Marketable securities	5,527	—	100%	—	100%
Investment in Federal Home Loan Bank stock	2,105	2,115	0%	1,993	6%

Loans held for sale	41,216	43,979	-6%	28,268	46%

Portfolio loans	967,575	954,953	1%	959,946	1%
Allowance for loan losses	(20,449)	(21,461)	-5%	(19,893)	3%
Net portfolio loans	947,126	933,492	1%	940,053	1%
Purchased receivables, net	19,412	22,231	-13%	14,485	34%
Mortgage servicing rights	8,039	7,305	10%	5,325	51%
Other real estate owned, net	8,815	8,651	2%	5,802	52%
Premises and equipment, net	37,331	37,867	-1%	39,682	-6%
Goodwill and intangible assets	16,207	16,224	0%	16,298	-1%
Other assets	57,428	56,141	2%	54,059	6%
Total assets	$1,524,741	$1,518,596	0%	$1,506,356	1%

Liabilities:
Demand deposits	$433,046	$414,686	4%	$421,867	3%
Interest-bearing demand	244,601	252,009	-3%	194,414	26%
Savings deposits	246,981	247,458	0%	252,218	-2%
Money market deposits	239,242	243,603	-2%	244,881	-2%
Time deposits	96,920	100,527	-4%	133,693	-28%
Total deposits	1,260,790	1,258,283	0%	1,247,073	1%
Securities sold under repurchase agreements	31,018	27,746	12%	31,783	-2%
Other borrowings	7,338	7,362	0%	4,326	70%
Junior subordinated debentures	10,310	10,310	—%	18,558	-44%
Other liabilities	20,312	22,093	-8%	20,742	-2%
Total liabilities	1,329,768	1,325,794	0%	1,322,482	1%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	194,973	192,802	1%	189,324	3%
Noncontrolling interest	—	—	—%	128	-100%
Total shareholders' equity	194,973	192,802	1%	189,452	3%
Total liabilities and shareholders' equity	$1,524,741	$1,518,596	0%	$1,511,934	1%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
13 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	March 31, 2018		December 31, 2017		March 31, 2017
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$49,603	16.4%	$49,877	15.9%	$30,082	9.3%
U.S. Agency securities	193,715	63.9%	199,583	63.9%	230,553	70.9%
U.S. Agency mortgage-backed securities	—	0.0%	—	0.0%	1	—%
Corporate securities	39,996	13.2%	42,863	13.7%	45,434	14.0%
Collateralized loan obligations	6,010	2.0%	6,005	1.9%	—	—%
Alaska municipality, utility, or state bonds	9,160	3.0%	9,752	3.1%	14,181	4.4%
Other municipality, utility, or state bonds	4,616	1.5%	4,670	1.5%	4,786	1.5%
Total portfolio investments	$303,100		$312,750		$325,037

Composition of Portfolio Loans
	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$316,081	33%	$313,514	33%	$315,226	32%	$309,177	31%	$275,463	29%
CRE owner occupied loans	132,589	14%	132,041	14%	134,994	14%	139,414	14%	140,039	15%
CRE nonowner occupied loans	395,915	41%	359,725	38%	386,137	38%	401,493	40%	408,292	42%
Construction loans	85,257	9%	111,294	12%	111,427	11%	98,713	10%	94,004	10%
Consumer loans	41,841	3%	42,535	3%	44,681	5%	45,727	5%	46,541	4%
Subtotal	971,683		959,109		992,465		994,524		964,339
Unearned loan fees, net	(4,108)		(4,156)		(3,975)		(4,144)		(4,393)
Total portfolio loans	$967,575		$954,953		$988,490		$990,380		$959,946

Composition of Deposits
	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$433,046	34%	$414,686	33%	$426,946	34%	$395,310	32%	$421,867	33%
Interest-bearing demand	244,601	19%	252,009	20%	240,274	19%	231,073	19%	194,414	16%
Savings deposits	246,981	20%	247,458	20%	251,266	20%	249,275	20%	252,218	20%
Money market deposits	239,242	19%	243,603	19%	233,768	19%	231,780	19%	244,881	20%
Time deposits	96,920	8%	100,527	8%	106,063	8%	126,872	10%	133,693	11%
Total deposits	$1,260,790		$1,258,283		$1,258,317		$1,234,310		$1,247,073

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
14 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	March 31,	December 31,	March 31,
	2018	2017	2017
Nonaccrual loans	$18,895	$21,626	$13,513
Loans 90 days past due and accruing	84	252	588
Total nonperforming loans	18,979	21,878	14,101
Nonperforming loans guaranteed by government	(412)	(467)	(1,478)
Net nonperforming loans	18,567	21,411	12,623
Other real estate owned	8,815	8,651	5,802
Other real estate owned guaranteed by government	(1,280)	(1,333)	—
Net nonperforming assets	$26,102	$28,729	$18,425
Nonperforming loans / portfolio loans, net of government guarantees	1.92%	2.24%	1.31%
Nonperforming assets / total assets, net of government guarantees	1.71%	1.89%	1.22%

Performing restructured loans	$9,162	$7,668	$6,290
Nonperforming loans plus performing restructured loans, net of government
guarantees	$27,729	$29,079	$18,913
Nonperforming loans plus performing restructured loans / portfolio loans, net of
government guarantees	2.87%	3.05%	1.97%
Nonperforming assets plus performing restructured loans / total assets, net of
government guarantees	2.31%	2.40%	1.64%

Adversely classified loans, net of government guarantees	$34,934	$33,845	$34,489
Loans 30-89 days past due and accruing, net of government guarantees /
portfolio loans	0.92%	0.22%	0.21%

Allowance for loan losses / portfolio loans	2.11%	2.25%	2.07%
Allowance for loan losses / nonperforming loans, net of government guarantees	110%	100%	158%

Gross loan charge-offs for the quarter	$1,104	$55	$279
Gross loan recoveries for the quarter	($92)	($53)	($75)
Net loan charge-offs for the quarter	$1,012	$2	$204
Net loan charge-offs for the quarter / average loans, for the quarter	0.11%	0.00%	0.02%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
15 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Nonperforming Assets Rollforward
	Balance at	Additions	Payments	Writedowns	Transfers to	Transfers to	Sales	Balance at
	December 31, 2017	this quarter	this quarter	/Charge-offs this quarter	OREO	Performing Status this quarter	this quarter	March 31, 2018
Commercial loans	$20,157	$69	($1,993)	($965)	$—	$—	$—	$17,268
Commercial real estate	1,331	—	—	—	—	—	—	1,331
Construction loans	—	—	—	—	—	—	—	—
Consumer loans	390	457	(93)	(139)	(235)	—	—	380
Non-performing loans guaranteed by government	(467)	—	55	—	—	—	—	(412)
Total non-performing loans	21,411	526	(2,031)	(1,104)	(235)	—	—	18,567
Other real estate owned	8,651	235	—	—	—	—	(71)	8,815
Other real estate owned guaranteed
by government	(1,333)	—	—	—	—	—	53	(1,280)
Total non-performing assets,
net of government guarantees	$28,729	$761	($2,031)	($1,104)	($235)	$—	($18)	$26,102

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
16 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$48,177	1.53%	$61,030	1.30%	$23,490	0.81%
Portfolio investments	314,099	1.85%	287,393	1.77%	323,753	1.59%
Loans held for sale	34,503	3.73%	43,259	4.28%	34,435	3.95%
Portfolio loans	955,718	5.52%	980,351	5.45%	970,493	5.44%
Total interest-earning assets	1,352,497	4.49%	1,372,033	4.46%	1,352,171	4.40%
Nonearning assets	141,588		147,832		139,405
Total assets	$1,494,085		$1,519,865		$1,491,576

Liabilities and Shareholders' Equity
Interest-bearing deposits	$829,545	0.18%	$829,295	0.18%	$814,232	0.22%
Borrowings	46,263	1.38%	48,376	1.35%	52,579	1.40%
Total interest-bearing liabilities	875,808	0.25%	877,671	0.25%	866,811	0.29%

Noninterest-bearing demand deposits	404,200		425,271		416,715
Other liabilities	18,581		19,857		21,090
Shareholders' equity	195,496		197,066		186,960
Total liabilities and shareholders' equity	$1,494,085		$1,519,865		$1,491,576
Net spread		4.24%		4.21%		4.11%
Net interest margin ("NIM")		4.28%		4.25%		4.15%
Tax equivalent NIM*		4.33%		4.31%		4.22%
Average portfolio loans to average
interest-earning assets	70.66%		71.45%		71.77%
Average portfolio loans to average total deposits	77.46%		78.14%		78.84%
Average non-interest deposits to average
total deposits	32.76%		33.90%		33.85%
Average interest-earning assets to average
interest-bearing liabilities	154.43%		156.33%		155.99%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
17 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	March 31, 2018	December 31, 2017	March 31, 2017
Book value per share	$28.37	$28.06	$27.42
Tangible book value per share*	$26.01	$25.70	$25.06
Total shareholders' equity/total assets	12.79%	12.70%	12.58%
Tangible Common Equity/Tangible Assets*	11.85%	11.75%	11.62%
Tier 1 Capital / Risk Adjusted Assets	14.88%	14.65%	15.19%
Total Capital / Risk Adjusted Assets	16.14%	15.90%	16.44%
Tier 1 Capital / Average Assets	12.82%	12.41%	12.95%
Shares outstanding	6,871,963	6,871,963	6,909,865
Unrealized loss on AFS debt securities, net of income taxes	($1,530)	($454)	($31)
Unrealized gain on derivatives and hedging activities	$651	$184	$—

Additional Financial Information
(Dollars and shares in thousands)
(Unaudited)

Profitability Ratios
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
For the quarter:
Net interest margin ("NIM")	4.28%	4.25%	4.28%	4.20%	4.15%
Tax equivalent NIM*	4.33%	4.31%	4.34%	4.26%	4.22%
Efficiency ratio	77.22%	80.92%	61.40%	76.99%	72.96%
Return on average assets	1.10%	0.06%	1.44%	0.96%	1.04%
Return on average equity	8.43%	0.43%	11.25%	7.43%	8.30%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
18 of 22

*Non-GAAP Financial Measures
(Dollars and shares in thousands, except per share data)
(Unaudited)

Tax equivalent NIM

Tax equivalent NIM is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax equivalent basis using a combined federal and state statutory rate of 28.43% in 2018 and 41.11% in 2017. The most comparable GAAP measure is net interest margin and the following table sets forth the reconciliation of tax equivalent NIM to net interest margin.

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income	$14,263	$14,684	$14,917	$14,244	$13,833
Divided by average interest-bearing assets	1,352,497	1,372,033	1,383,252	1,360,961	1,352,171
Net interest margin ("NIM")[2]	4.28%	4.25%	4.28%	4.20%	4.15%

Net interest income	$14,263	$14,684	$14,917	$14,244	$13,833
Plus: reduction in tax expense related to
tax-exempt interest income	173	204	220	224	224
	$14,436	$14,888	$15,137	$14,468	$14,057
Divided by average interest-bearing assets	1,352,497	1,372,033	1,383,252	1,360,961	1,352,171
Tax equivalent NIM[3]	4.33%	4.31%	4.34%	4.26%	4.22%

3Calculated using actual days in the quarter divided by 365 for quarters ended in 2018 and 2017.

Tangible Book Value

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding. The following table sets forth the reconciliation of tangible book value per share and book value per share.

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total shareholders' equity	$194,973	$192,802	$194,427	$191,777	$189,452
Divided by shares outstanding	6,872	6,872	6,852	6,911	6,910
Book value per share	$28.37	$28.06	$28.37	$27.75	$27.42

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total shareholders' equity	$194,973	$192,802	$194,427	$191,777	$189,452
Less: goodwill and intangible assets	16,207	16,224	16,245	16,271	16,298
	$178,766	$176,578	$178,182	$175,506	$173,154
Divided by shares outstanding	6,872	6,872	6,852	6,911	6,910
Tangible book value per share	$26.01	$25.70	$26.00	$25.40	$25.06

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
19 of 22

(Dollars and shares in thousands, except per share data)
(Unaudited)

Tangible Common Equity to Tangible Assets

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The most comparable GAAP measure of shareholders' equity to total assets is calculated by dividing total shareholders' equity by total assets.

Northrim BanCorp, Inc.	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total shareholders' equity	$194,973	$192,802	$194,427	$191,777	$189,452
Total assets	1,524,741	1,518,596	1,522,784	1,492,603	1,506,356
Total shareholders' equity to total assets	12.79%	12.70%	12.77%	12.85%	12.58%

Northrim BanCorp, Inc.	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total shareholders' equity	$194,973	$192,802	$194,427	$191,777	$189,452
Less: goodwill and other intangible assets, net	16,207	16,224	16,245	16,271	16,298
Tangible common shareholders' equity	$178,766	$176,578	$178,182	$175,506	$173,154

Total assets	$1,524,741	$1,518,596	$1,522,784	$1,492,603	$1,506,356
Less: goodwill and other intangible assets, net	16,207	16,224	16,245	16,271	16,298
Tangible assets	$1,508,534	$1,502,372	$1,506,539	$1,476,332	$1,490,058
Tangible common equity ratio	11.85%	11.75%	11.83%	11.89%	11.62%

Operating diluted earnings per share

Operating diluted earnings per share is a non-GAAP ratio that represents operating net income divided by average diluted shares. The most comparable GAAP measure is diluted earnings per share. The following table provides a reconciliation of operating diluted earnings per share with diluted earnings per share (See page 3 of this earnings release for a reconciliation between net income and operating net income):

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$4,062	$214	$5,523	$3,589	$3,825
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Diluted earnings per share	$0.58	$0.03	$0.79	$0.51	$0.55

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating net income	$4,062	$3,181	$3,100	$3,962	$4,005
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share	$0.58	$0.46	$0.45	$0.57	$0.57

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
20 of 22

(Dollars and shares in thousands, except per share data)
(Unaudited)

Community Banking	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$3,501	($608)	$4,770	$2,757	$3,289
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Diluted earnings per share	$0.50	$(0.09)	$0.69	$0.39	$0.47

Community Banking	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating net income	$3,501	$2,688	$2,347	$3,130	$3,469
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share	$0.50	$0.39	$0.34	$0.45	$0.50

Home Mortgage Lending	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$561	$822	$753	$832	$536
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Diluted earnings per share	$0.08	$0.12	$0.11	$0.12	$0.08

Home Mortgage Lending	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating net income	$561	$493	$753	$832	$536
Divided by weighted-average diluted shares outstanding	6,968,082	6,963,125	6,959,035	6,997,727	6,993,726
Operating diluted earnings per share	$0.08	$0.07	$0.11	$0.12	$0.08

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
21 of 22

(Dollars and shares in thousands, except per share data)
(Unaudited)

Operating efficiency ratio

The operating efficiency ratio is a non-GAAP ratio that is calculated by dividing operating other operating expense (which exclude certain non-operating expense items), exclusive of intangible asset amortization, by the sum of net interest income and operating other operating income (which exclude certain non-operating income items). The following tables set forth the calculation of the operating efficiency ratio:

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total other operating expense	$16,795	$18,337	$17,691	$18,510	$16,615
Less: intangible asset amortization	18	21	26	27	26
	$16,777	$18,316	$17,665	$18,483	$16,589
Other operating income	$7,462	$7,952	$13,855	$9,762	$8,905
Plus: net interest income	14,263	14,684	14,917	14,244	13,833
	$21,725	$22,636	$28,772	$24,006	$22,738
Efficiency ratio	77.22%	80.92%	61.40%	76.99%	72.96%

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Total other operating expense	$16,795	$18,337	$17,691	$18,510	$16,615
Less: core conversion costs	—	—	179	633	131
Less: writedown minority interest in equity method investment	—	686	—	—	—
Less: compensation expense, net RML acquisition payments	—	(193)	149	—	174
Operating other operating expense	$16,795	$17,844	$17,363	$17,877	$16,310
Less: intangible asset amortization	18	21	26	27	26
	$16,777	$17,823	$17,337	$17,850	$16,284
Other operating income	$7,462	$7,952	$13,855	$9,762	$8,905
Less: gain on sale of Northrim Benefits Group	—	2	4,443	—	—
Operating other operating income	$7,462	$7,950	$9,412	$9,762	$8,905
Plus: net interest income	14,263	14,684	14,917	14,244	13,833
	$21,725	$22,634	$24,329	$24,006	$22,738
Operating efficiency ratio	77.22%	78.74%	71.26%	74.36%	71.62%

Operating return on average assets ratio

The operating return on average assets ratio is a non-GAAP ratio that is calculated by dividing operating net income (which exclude certain non-operating income and expense items) by average assets. The following tables set forth the calculation of the operating return on average assets ratio:

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$4,062	$214	$5,523	$3,589	$3,825
Divided by average assets	1,494,085	1,519,865	1,525,478	1,506,820	1,491,576
Return on average assets ratio	1.10%	0.06%	1.44%	0.96%	1.04%

Northrim BanCorp First Quarter 2018 Net Income Increases 6% to $4.1 Million, or $0.58 per Diluted Share
April 30, 2018
22 of 22

(Dollars and shares in thousands, except per share data)
(Unaudited)

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating net income	$4,062	$3,181	$3,100	$3,962	$4,005
Divided by average assets	1,494,085	1,519,865	1,525,478	1,506,820	1,491,576
Operating return on average assets ratio	1.10%	0.83%	0.81%	1.05%	1.09%

Operating return on average shareholders' equity ratio

The operating return on average shareholders' equity ratio is a non-GAAP ratio that is calculated by dividing operating net income (which exclude certain non-operating income and expense items) by average shareholders' equity. The following tables set forth the calculation of the operating return on average equity ratio:

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$4,062	$214	$5,523	$3,589	$3,825
Divided by average shareholders' equity	195,496	197,066	194,703	193,656	186,960
Return on average shareholders' equity ratio	8.43%	0.43%	11.25%	7.43%	8.30%

Northrim BanCorp, Inc.	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating net income	$4,062	$3,181	$3,100	$3,962	$4,005
Divided by average shareholders' equity	195,496	197,066	194,703	193,656	186,960
Operating return on average shareholders' equity ratio	8.43%	6.40%	6.32%	8.21%	8.69%

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Note Transmitted on GlobeNewswire on April 30, 2018, at 12:15 pm Alaska Standard Time.